Exhibit 99.1
NEWS BULLETIN
RE: CLAIRE’S STORES, INC.
2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60195
CLAIRE’S STORES, INC. REPORTS FISCAL 2010
FIRST QUARTER RESULTS
HOFFMAN ESTATES, Illinois, May 26, 2010. Claire’s Stores, Inc., a leading specialty retailer offering value-priced, fashion-right accessories and jewelry for kids, tweens, teens, and young women ages 3 to 27, today reported its financial results for the fiscal 2010 first quarter, which ended May 1, 2010.
First Quarter Results
The Company reported net sales of $322.1 million for the fiscal 2010 first quarter, an increase of $29.0 million, or 9.9% compared to the fiscal 2009 first quarter. The increase was attributable to an increase in same store sales, foreign currency translation effect of our foreign locations’ sales and new store sales, partially offset by closed stores and reduced shipments to franchisees. Sales would have increased 7.2% excluding the impact from foreign currency rate changes.
Consolidated same store sales increased 7.6% in the fiscal 2010 first quarter. In North America, same store sales increased 8.9% and European same store sales increased 5.0%. Our May month-to-date same store sales trend is in the high single digits. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.
Chief Executive Officer Gene Kahn commented, “Our first quarter results demonstrate continued improvement despite a volatile global economy. We acknowledge the contribution of our worldwide team for their steadfast commitment to our business objectives which helped produce this relatively strong performance.”
Gross profit percentage increased 270 basis points during the fiscal 2010 first quarter to 50.7% compared to the fiscal 2009 first quarter of 48.0%. The increase consisted of a 180 basis point decrease in occupancy costs and a 100 basis point improvement in merchandise margin, offset by a 10 basis point increase in buying costs. The improvement in occupancy rate was due to the leveraging effect of higher sales.
Selling, general and administrative expenses increased 20 basis points to 36.9%, compared to the fiscal 2009 first quarter. Foreign currency translation had the effect of increasing SG&A by $2.9 million.
Adjusted EBITDA in the fiscal 2010 first quarter was $49.2 million compared to $36.3 million in the fiscal 2009 first quarter. The Company defines Adjusted EBITDA as earnings before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment of assets, depreciation and amortization, excluding the impact of transaction related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments.
At May 1, 2010, cash and cash equivalents were $220.0 million and $194.0 million continued to be drawn on the Company’s Revolving Credit Facility. As previously disclosed, the Company drew the full available amount under the facility during the fiscal 2008 fourth quarter in order to preserve the availability of the commitment because a member of the facility syndicate, Lehman Brothers, filed for bankruptcy. The agent bank has not yet found a replacement for Lehman Brothers in the facility syndicate, or arranged for the assumption of Lehman Brothers’ commitment by a creditworthy entity. The Company will continue to assess whether to pay down all or a portion of this outstanding balance based on various factors, including the creditworthiness of other syndicate members and general economic conditions.
We generated cash from operating activities of $35.9 million in the fiscal 2010 first quarter. This was net of $17.8 million of interest payments. Capital expenditures during the three months ended May 1, 2010 were $8.2 million, of which $6.3 million related to new store openings and remodeling projects, compared with $5.2 million of capital expenditures during the three months ended May 2, 2009. During the fiscal 2010 first quarter, the Company paid $16.8 million to retire $6.0 million of Senior Toggle Notes and $15.6 million of Senior Subordinated Notes.

	May 1, 2010	January 30, 2010	May 2, 2009
Store Count as of:
North America	1,990	1,993	2,024
Europe	965	955	946

Subtotal Company-Owned	2,955	2,948	2,970

Joint Venture	210	211	213
Franchise	199	195	198

Subtotal Non-Owned	409	406	411

Total	3,364	3,354	3,381

Conference Call Information
The Company will host its first quarter conference call on May 27th, at 10:00 a.m. (EDT). The call-in number is 210-839-8081 and the password is “Claires.” A replay will be available through June 11, 2010. The replay number is 402-530-7636 and the password is 25247. The conference call is also being webcast and archived until June 25, 2010 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.
Company Overview
Claire’s Stores, Inc. is a leading specialty retailer of value-priced, fashion-right accessories and jewelry for girls and young women through its two store concepts: Claire’s® and Icing®. While the latter operates only in North America, Claire’s operates worldwide. As of May 1, 2010, Claire’s Stores, Inc. operated 2,955 stores in North America and Europe. Claire’s Stores, Inc. also operates through its subsidiary, Claire’s Nippon, Co., Ltd., 210 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. The Company also franchises 199 stores in the Middle East, Turkey, Russia, South Africa, Poland, Greece, Guatemala and Malta.
Forward-looking Statements:
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 filed with the SEC on April 13, 2010. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.
Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.
Contact Information:
J. Per Brodin, Senior Vice President and Chief Financial Officer
Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(In thousands)
FIRST FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	May 1, 2010	May 2, 2009
Net sales	$322,077	$293,098
Cost of sales, occupancy and buying expenses	158,751	152,355

Gross profit	163,326	140,743

Other expenses:
Selling, general and administrative	118,804	107,293
Depreciation and amortization	16,366	18,155
Severance and transaction-related costs	102	349
Other expense, net	445	414

	135,717	126,211

Operating income	27,609	14,532
Gain on early debt extinguishment	4,487	—
Interest expense, net	42,763	45,234

Loss before income tax expense (benefit)	(10,667)	(30,702)
Income tax expense (benefit)	1,633	(1,679)

Net loss	$(12,300)	$(29,023)

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	May 1, 2010	January 30, 2010
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$220,011	$198,708
Inventories	110,031	110,338
Prepaid expenses	31,264	32,873
Other current assets	21,328	28,236

Total current assets	382,634	370,155

Property and equipment:
Land and building	—	19,318
Furniture, fixtures and equipment	165,335	162,602
Leasehold improvements	228,475	228,503

	393,810	410,423
Less accumulated depreciation and amortization	(190,539)	(182,439)

	203,271	227,984

Leased property under capital leases:
Building	18,055	—
Less accumulated depreciation and amortization	(226)	—

	17,829	—

Intangible assets, net of accumulated amortization of $35,436 and $32,532, respectively	573,931	580,027
Deferred financing costs, net of accumulated amortization of $32,949 and $29,949, respectively	44,641	47,641
Other assets	55,805	58,242
Goodwill	1,550,056	1,550,056

	2,224,433	2,235,966

Total assets	$2,828,167	$2,834,105

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$50,028	$45,660
Current portion of long-term debt	14,500	14,500
Current portion of obligations under capital leases	352	—
Income taxes payable	7,601	10,272
Accrued interest payable	27,371	14,644
Accrued expenses and other current liabilities	89,760	96,436

Total current liabilities	189,612	181,512

Long-term debt	2,297,603	2,313,378
Revolving credit facility	194,000	194,000
Obligations under capital leases	17,290	—
Deferred tax liability	121,156	122,145
Deferred rent expense	22,680	22,082
Unfavorable lease obligations and other long-term liabilities	34,070	35,630

	2,686,799	2,687,235

Commitments and contingencies
Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	617,306	616,086
Accumulated other comprehensive income (loss), net of tax	103	2,625
Retained deficit	(665,653)	(653,353)

	(48,244)	(34,642)

Total liabilities and stockholder’s deficit	$2,828,167	$2,834,105

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA
EBITDA represents net income (loss) before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment of assets and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.
EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.
Some of the limitations of EBITDA and Adjusted EBITDA are:
•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.
While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months	Three Months
	Ended	Ended
	May 1, 2010	May 2, 2009
Net loss	$(12,300)	$(29,023)
Income tax expense (benefit)	1,633	(1,679)
Gain on early debt extinguishment	(4,487)	—
Interest expense	42,789	45,307
Interest income	(26)	(73)
Depreciation and amortization	16,366	18,155

Reported EBITDA	43,975	32,687
Book to cash rent adjustment (a)	383	481

EBITDA after rent related adjustment	44,358	33,168
Amortization of intangible assets (b)	560	494
Loss in equity of joint venture (c)	1,116	865
Loss on retirement of property and equipment, net (d)	236	5
Stock compensation expense (e)	1,220	521
Legal settlement	(480)	—
Relocation costs (f)	612	287
Consulting expenses (g)	713	—
Management fee (h)	750	750
Severance and transaction related costs (i)	102	349
Pan European Transformation costs (j)	—	(22)
Cost Savings Initiative costs (k)	—	(167)

Adjusted EBITDA	$49,187	$36,250

The following footnotes relate to the table on page 7:

a)	Represents net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations.
b)	Represents non-cash amortization of lease rights.
c)	Represents non-cash equity loss from our 50:50 joint venture with AEON Co. Ltd.
d)	Represents non-cash gains and losses on property and equipment primarily associated with the sale of our North American distribution center/office building, remodels, relocations and closures.
e)	Represents non-cash stock compensation expense.
f)	Consists of costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees.
g)	Represents non-recurring consulting expenses.
h)	Represents the management fee paid to Apollo Management and Tri-Artisan Capital Partners.
i)	Consists of severance, legal, financial advisory, compensation, and other acquisition related expenses.
j)	Represents costs relating to our strategic Pan-European Transformation project. These costs consist primarily of severance, consulting fees, compensation and legal expenses which are included in buying and SG&A expenses.
k)	Represents costs relating to our Cost Savings Initiative project. These costs consist primarily of consulting fees.